Exhibit 10.1

June 1, 2016

Sam Marnick

Dear Sam,

I would like to take this opportunity to thank and recognize you for your performance contributions, effort and results, which have made a positive impact within the Spirit team.

Effective June 1, 2016, your Executive Compensation will be adjusted as noted below:

Current Base Salary:                        $430,000
New Base Salary:                        $490,000

Current Short-Term Incentive Plan (STIP):            100%
New Short-Term Incentive Plan (STIP):            N/C

Current Long-Term Incentive Plan (LTIP):            160%
New Long-Term Incentive Plan (LTIP):            190%

Current Total Direct Compensation (TDC):            $1,548,000
Your new Total Direct Compensation (TDC):            $1,911,000

Annual Deferred Compensation:                $100,000

You will be credited an immediate $100,000 in deferred compensation on June 1st, 2016 and will continue to be credited each year on June 1st thereafter as long as you remain employed by Spirit.

In addition, I would like to award you with a special Board approved LTIP grant valued at $688,000. Two-year vesting is subject to performance to be assessed by the Board and CEO prior to vesting. You will receive more detail on your new grant within the next week.

Once again, thank you and congratulations. I look forward to strong performance and achieving our goals in 2016 and beyond.

Sincerely,

/s/Larry Lawson
Larry Lawson
President and Chief Executive Officer